                                                                    EXHIBIT 99.5

[LIMITED PARTNER NAME]
[LIMITED PARTNER NUMBER]

                       PIONEER NATURAL RESOURCES USA, INC.
                            1400 WILLIAMS SQUARE WEST
                            5205 NORTH O'CONNOR BLVD.
                               IRVING, TEXAS 75039

                  PROXY FOR SPECIAL MEETING OF LIMITED PARTNERS
               OF EACH OF 46 PARKER & PARSLEY LIMITED PARTNERSHIPS

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PIONEER NATURAL RESOURCES USA, INC., AS SOLE OR MANAGING GENERAL PARTNER TO THE 46 PARKER &
PARSLEY LIMITED PARTNERSHIPS LISTED IN THE PROXY STATEMENT/PROSPECTUS DATED    ,
2001. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

     The undersigned hereby appoints Mark L. Withrow and Timothy L. Dove, and either of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present, at the special
meetings of limited partners to be held on           , 2001 at 10:00 a.m. at the
Dallas Marriott Las Colinas Hotel, Irving, Texas 75039, on the following matters and in their discretion on any other matters which may come before the meeting or any adjournments thereof. Receipt of the proxy statement/prospectus dated
, 2001 is acknowledged.

     The table below sets forth the aggregate merger value of each partnership in which you hold a partnership interest and the estimated amount of Pioneer common stock and cash that will be paid to you as a limited partner for the purchase of your partnership interests. The number of shares of Pioneer common stock and the amount of the cash payment shown are estimates due to rounding of any fractional shares of Pioneer common stock up to the nearest whole share, which will reduce the cash payment to you by the amount rounded up based on the average closing price per share used in determining the number of shares of Pioneer common stock to be issued.


                                    AGGREGATE MERGER VALUE                      [LIMITED PARTNER'S NAME]
                               ATTRIBUTABLE TO LIMITED PARTNERS                           VALUE
                         -------------------------------------------------------------------------------------------
                           NUMBER OF                                     NUMBER OF
                           SHARES OF                                     SHARES OF
                            PIONEER                                       PIONEER
                             COMMON          CASH          MERGER         COMMON          CASH           MERGER
    PARTNERSHIP NAME     STOCK OFFERED     PAYMENT         VALUE       STOCK OFFERED     PAYMENT         VALUE
    ----------------     -------------     -------         -----       -------------     -------         -----









     TOTAL PARTNER VALUE




     ITEM 1. Proposal to approve the Agreement and Plan of Merger dated as of , 2001, among Pioneer Natural Resources Company, Pioneer Natural Resources USA, Inc. and each of the partnerships.


     PARTNERSHIP NAME                                            VOTE
     ----------------                                            ----
                                     FOR [ ]                 AGAINST [ ]                ABSTAIN [ ]

                                     FOR [ ]                 AGAINST [ ]                ABSTAIN [ ]

                                     FOR [ ]                 AGAINST [ ]                ABSTAIN [ ]

                                     FOR [ ]                 AGAINST [ ]                ABSTAIN [ ]

                                     FOR [ ]                 AGAINST [ ]                ABSTAIN [ ]




     ITEM 2. Proposal to amend the partnership agreement of each partnership in which the undersigned holds an interest to permit the partnership's merger with and into Pioneer Natural Resources USA, Inc.



     PARTNERSHIP NAME                                            VOTE
     ----------------                                            ----
                                     FOR [ ]                 AGAINST [ ]                ABSTAIN [ ]

                                     FOR [ ]                 AGAINST [ ]                ABSTAIN [ ]

                                     FOR [ ]                 AGAINST [ ]                ABSTAIN [ ]

                                     FOR [ ]                 AGAINST [ ]                ABSTAIN [ ]

                                     FOR [ ]                 AGAINST [ ]                ABSTAIN [ ]



                              Proxy Card - Page 1

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     ITEM 3. Proposal (1) to approve the opinion issued to Pioneer USA by on behalf of the limited partners that (a) neither the grant nor the exercise of the right to approve the merger of the partnership by its limited partners will adversely affect the federal income tax classification of the partnership or any of its limited partners and (b) neither the grant nor exercise of such right will result in the loss of any limited partner's limited liability and (2) to approve the selection of as special legal counsel for the limited partners to render such legal opinion.


     PARTNERSHIP NAME                                            VOTE
     ----------------                                            ----
                                     FOR [ ]                 AGAINST [ ]                ABSTAIN [ ]

                                     FOR [ ]                 AGAINST [ ]                ABSTAIN [ ]

                                     FOR [ ]                 AGAINST [ ]                ABSTAIN [ ]

                                     FOR [ ]                 AGAINST [ ]                ABSTAIN [ ]

                                     FOR [ ]                 AGAINST [ ]                ABSTAIN [ ]

     ITEM 4. In the discretion of the proxies, upon such other business incident to the conduct of the meeting as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned. IN THE ABSENCE OF SUCH DIRECTION, THE PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN ITEMS 1, 2 AND 3.

     You are requested to sign, vote and date below and return this proxy card promptly in person or by mail in the enclosed envelope, telegraph, telex, or facsimile at , even if you expect to be present at the special meetings.


Signature:                                  Signature:
          -------------------------                   -------------------------

Date:                                       Date:
     ------------------------------                ----------------------------

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.




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